Exhibit 10.3

EXECUTION VERSION

SECOND AMENDED AND RESTATED

INTERCREDITOR AGREEMENT

by and among

BANK OF AMERICA, N.A. and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as ABL Agents,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Second Lien Agent

Dated as of March 20, 2018

i

ii

SECOND AMENDED AND RESTATED INTERCREDITOR AGREEMENT

THIS SECOND AMENDED AND RESTATED INTERCREDITOR AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into as of March 20, 2018 by and among BANK OF AMERICA, N.A., in its capacity as administrative agent and co-collateral agent and WELLS FARGO BANK, NATIONAL ASSOCIATION, as successor to WELLS FARGO RETAIL FINANCE, LLC, in its capacity as co-collateral agent (together with their respective successors and assigns in such capacities, the “ABL Agents”), for (i) the financial institutions party from time to time to the ABL Credit Agreement referred to below (such financial institutions, together with their respective successors, assigns and transferees, the “ABL Lenders”) and (ii) any ABL Bank Product Affiliates and ABL Cash Management Affiliates (each as defined below) (such ABL Bank Product Affiliates and ABL Cash Management Affiliates, together with the ABL Agents and the ABL Lenders, the “ABL Secured Parties”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as successor to WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity, and together with its successors and assigns in such capacity, the “Second Lien Agent”) for (i) itself, (ii) the Original Trustee and the holders of the Original Second Lien Notes issued under that certain Original Second Lien Notes Indenture referred to below (such holders, together with their respective successors, assigns and transferees, the “Original Noteholders”), (iii) the New Trustee and the holders of the New Second Lien Notes issued under that certain New Second Lien Notes Indenture referred to below (such holders, together with their respective successors, assigns and transferees, the “New Noteholders” and together with the Original Noteholders, the “Noteholders”), and (iv) the lenders under the Second Lien Credit Agreement referred to below (such lenders, together with their respective successors, assigns and transferees, the “Second Lien Lenders”) and the agents for such Second Lien Lenders.

RECITALS:

A. Pursuant to that certain Third Amended and Restated Credit Agreement, dated as of July 21, 2015, by and among Sears Roebuck Acceptance Corp. (“SRAC”) and Kmart Corporation (“Kmart”, and together with SRAC, the “ABL Borrowers”), Sears Holdings Corporation (“Holdings”), the ABL Lenders and the ABL Agents (as such agreement has been or may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and thereof, including by that certain First Amendment, dated as of April 8, 2016, that certain Second Amendment, dated as of February 10, 2017, that certain Third Amendment, dated as of December 12, 2017, and that certain Fourth Amendment, dated as of February 7, 2018, the “ABL Credit Agreement”), the ABL Lenders have agreed to make certain loans and provide other financial accommodations to or for the benefit of Holdings and certain of its subsidiaries.

B. Pursuant to a certain Third Amended and Restated Guarantee and Collateral Agreement, dated as of July 21, 2015 (as the same has been or may be amended, supplemented, restated and/or otherwise modified, the “ABL Guarantee and Collateral Agreement”), by Holdings and certain of its subsidiaries (including, without limitation, the ABL Borrowers) in favor of the ABL Agents for the benefit of the ABL Secured Parties, (1) Holdings and certain of its subsidiaries (collectively, with Holdings, the “ABL Guarantors”) have guaranteed the payment and performance of the ABL Obligations under the ABL Documents (as hereinafter defined), and (2) the ABL Borrowers and the ABL Guarantors (collectively, the “ABL Loan Parties”) have granted a security interest and lien in certain of their assets (including, without limitation, credit card accounts receivables, pharmacy receivables, inventory and other assets related thereto) to secure the respective obligations of each of the ABL Loan Parties under the ABL Documents.

C. Pursuant to that certain Indenture, dated as of October 12, 2010, by and among Holdings, as issuer (in such capacity and as issuer of the New Second Lien Notes referred to below, the “Second Lien Notes Issuer”), certain subsidiaries of Holdings, as guarantors (in such capacity and as guarantors of the New Second Lien Notes, the “Second Lien Notes Guarantors”, and together with the Second Lien Notes Issuer, the “Second Lien Notes Parties”), Wilmington Trust, National Association, as successor to Wells Fargo Bank, National Association, as trustee (in such capacity, “Original Trustee”) and the Second Lien Agent, Holdings has issued the Notes (as defined in the Original Second Lien Notes Indenture and referred to herein as the “Original Second Lien Notes”) and the Original Noteholders have purchased the Original Second Lien Notes (as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and thereof, the “Original Second Lien Notes Indenture”).

D. Pursuant to that certain Indenture dated as of the date hereof by and among the Second Lien Notes Issuer, the Second Lien Notes Guarantors, and Computershare Trust Company, N.A., as trustee (in such capacity, the “New Trustee”), Holdings has issued the Notes (as defined in the New Second Lien Notes Indenture and referred to herein as the “New Second Lien Notes”) and the New Noteholders have purchased the New Second Lien Notes (as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and thereof, the “New Second Lien Notes Indenture”).

E. Pursuant to that certain Second Lien Credit Agreement dated as of September 1, 2016 by and among SRAC and Kmart, as borrowers (in such capacity, the “Second Lien Credit Agreement Borrowers”), Holdings and the other the guarantors party thereto (in such capacity, the “Second Lien Credit Agreement Guarantors”, and together with the Second Lien Credit Agreement Borrowers, the “Second Lien Credit Agreement Loan Parties”), the Second Lien Lenders and JPP, LLC, a Delaware limited liability company, as administrative agent and collateral administrator (in such capacity, the “Second Lien Credit Agreement Agent”), the Second Lien Credit Agreement Borrowers have borrowed the Term Loan and have borrowed and may borrow Line of Credit Loans (each as defined in the Second Lien Credit Agreement) (as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and thereof, including pursuant to that certain First Amendment, dated as of July 7, 2017, that certain Second Amendment, dated as of January 9, 2018 and that certain Third Amendment, dated as of February 7, 2018, the “Second Lien Credit Agreement”).

F. Pursuant to the Original Second Lien Notes Indenture, the New Second Lien Notes Indenture and the Second Lien Credit Agreement, the Second Lien Loan Parties have entered into that certain Amended and Restated Security Agreement of even date herewith in favor of the Second Lien Agent for the benefit of the Second Lien Agent, the Original Trustee, the New Trustee, the Noteholders, the Second Lien Credit Agreement Agent and the Second Lien Lenders, (as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and thereof, the “Second Lien Security Agreement).

G. Each of the ABL Agents, or predecessors thereof (on behalf of the ABL Secured Parties) and the Second Lien Agent (on behalf of the then-applicable Second Lien Secured Parties) previously entered into that certain Intercreditor Agreement dated October 12, 2010, which agreement was amended and restated pursuant to that certain Amended and Restated Intercreditor Agreement dated as of September 1, 2016 (the “Existing Intercreditor Agreement”) to agree to the relative priority of Liens on the Collateral (as defined below) and certain other rights, priorities and interests as provided herein.

H. Pursuant to that certain Instrument of Resignation, Appointment, and Acceptance dated June 24, 2014, Wells Fargo Bank, National Association resigned as Second Lien Agent and Wilmington Trust, National Association was appointed and accepted the appointment as successor Second Lien Agent.

I. At this time, each of the ABL Agents (on behalf of the ABL Secured Parties) and the Second Lien Agent (on behalf of the Second Lien Secured Parties) desire to, and do hereby amend and restate the Existing Intercreditor Agreement in its entirety.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 UCC Definitions. Unless otherwise defined herein, all capitalized terms used herein shall have the same meaning herein as in the Uniform Commercial Code.

Section 1.2 Other Definitions. Subject to Section 1.1, as used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Agents” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successors thereto as well as any Person designated as the “Agent”, “Administrative Agent”, “Collateral Agent” or “Co-Collateral Agent” under any ABL Credit Agreement.

“ABL Bank Products Affiliate” shall mean any ABL Lender or any Affiliate of any ABL Lender that has entered into a Swap Contract or other Bank Product with an ABL Loan Party with the obligations of such ABL Loan Party thereunder being secured by one or more ABL Collateral Documents, together with their respective successors, assigns and transferees.

“ABL Borrowers” shall have the meaning assigned to that term in the recitals to this Agreement.

“ABL Cash Management Affiliate” shall mean any ABL Lender or any Affiliate of an ABL Lender that provides Cash Management Services to any of the ABL Loan Parties with the obligations of such ABL Loan Parties thereunder being secured by one or more ABL Collateral Documents, together with their respective successors, assigns and transferees.

“ABL Collateral” shall mean all Property now owned or hereafter acquired by any Borrower or any Guarantor in or upon which a Lien is granted or purported to be granted to the ABL Agents (and in all events includes the Second Lien Collateral) under any of the ABL Collateral Documents, together with all substitutions, additions, products and Proceeds thereof.

“ABL Collateral Documents” shall mean the ABL Guarantee and Collateral Agreement, together with all other security agreements, account control agreements, freight forwarder and/or customs broker’s agreements, collateral access agreements, license agreements and other collateral documents executed and delivered in connection with the ABL Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time.

“ABL Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement and shall include any other agreement extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the ABL Obligations, whether by the same or any other agent, lender or group of lenders.

“ABL Documents” shall mean the ABL Credit Agreement, the ABL Collateral Documents, all Swap Contracts and other Bank Products between any ABL Loan Party and any ABL Bank Products Affiliate, all Cash Management Services agreements between any ABL Loan Party and any ABL Cash Management Affiliate, those other ancillary agreements to which any ABL Secured Party is a party or beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any ABL Loan Party and delivered to the ABL Agents or any other ABL Secured Party, in connection with any of the foregoing or with the ABL Credit Agreement or the ABL Guarantee and Collateral Agreement, in each case, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and thereof.

“ABL Guarantee and Collateral Agreement” shall have the meaning assigned to that term in the recitals to this Agreement and shall also include any other agreement amending or replacing such agreement, whether by the same or any other agent, lender or group of lenders.

“ABL Guarantors” shall have the meaning assigned to that term in the recitals to this Agreement and shall also include any other Person who becomes a guarantor under the ABL Guarantee and Collateral Agreement.

“ABL Lenders” shall have the meaning assigned to that term in the introduction to this Agreement.

“ABL Loan Parties” shall have the meaning assigned to that term in the recitals to this Agreement.

“ABL Obligations” shall mean all obligations of every nature of each ABL Loan Party from time to time owed to the ABL Secured Parties, or any of them, under any ABL Document, whether for principal, interest, reimbursement of amounts drawn under letters of credit, payments for early termination of Swap Contracts, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the ABL Documents (including interest, fees, indemnification payments, expense reimbursements and other amounts which, but for the filing of a petition in bankruptcy with respect to such ABL Loan Party, would have accrued on or been payable with respect to any ABL Obligation, whether or not a claim is allowed against such ABL Loan Party for such interest, fees, indemnification payments, expense reimbursements and other amounts in the related bankruptcy proceeding), as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time in accordance with the terms hereof and thereof.

“ABL Recovery” shall have the meaning set forth in Section 5.3(a).

“ABL Secured Parties” shall have the meaning assigned to that term in the introduction to this Agreement.

“Affiliate” shall mean, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person specified.

“Agent(s)” means individually the ABL Agents or the Second Lien Agent and collectively means both the ABL Agents and the Second Lien Agent.

“Agreement” shall have the meaning assigned to that term in the introduction to this Agreement.

“Bank Products” shall have the meaning provided in the ABL Credit Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code , as now or hereafter in effect or any successor thereto.

“Borrower” shall mean with respect to the ABL Obligations, the ABL Borrowers and, with respect to the Second Lien Obligations, the Second Lien Notes Issuer or the Second Lien Credit Agreement Borrowers, as applicable, and collectively means all of them.

“Cash Management Services” shall have the meaning provided in the ABL Credit Agreement.

“Collateral” shall mean collectively, all ABL Collateral and all Second Lien Collateral.

“Control Collateral” shall mean any Collateral consisting of any Deposit Account, Instruments and any other Collateral as to which a Lien may be perfected through possession or control by the secured party, or any agent therefor.

“Credit Documents” shall mean the ABL Documents and the Second Lien Documents.

“Debtor Relief Laws” shall mean the Bankruptcy Code as now or hereafter in effect or any successor thereto, as well as all other liquidation, conservatorship, bankruptcy, assignment for benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States federal or state law or of any applicable foreign law from time to time in effect affecting the rights of creditors generally.

“DIP Financing” shall have the meaning set forth in Section 6.1(a).

“Discharge of ABL Obligations” shall mean (a) the payment in full in cash of all outstanding ABL Obligations including, with respect to (i) amounts available to be drawn under outstanding letters of credit issued thereunder (or indemnities or other undertakings issued pursuant thereto in respect of outstanding letters of credit), the cancellation of such letters of credit or the delivery or provision of money or backstop letters of credit in respect thereof in compliance with the terms of any ABL Credit Agreement (which shall not exceed an amount equal to 105% of the aggregate undrawn amount of such letters of credit) and (ii) outstanding ABL Obligations with respect to Bank Products and Cash Management Services (or indemnities or other undertakings issued pursuant thereto in respect of outstanding Bank Products and Cash Management Services) or the delivery or provision of cash collateral in respect thereof in compliance with the terms of any ABL Credit Agreement and (b) the termination of all commitments to extend credit under the ABL Documents.

“Discharge of Second Lien Obligations” shall mean the payment in full in cash, or the discharge or defeasance, of all outstanding Second Lien Obligations in accordance with the Original Second Lien Notes Indenture, the Second Lien Credit Agreement, and the New Second Lien Notes Indenture, as applicable.

“Event of Default” shall mean an Event of Default as defined in the ABL Credit Agreement, the Original Second Lien Notes Indenture, the New Second Lien Notes Indenture or the Second Lien Credit Agreement, as applicable.

“Exercise Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition:

(a) the taking by any Secured Party of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code or other applicable law;

(b) the exercise by any Secured Party of any right or remedy provided to a secured creditor on account of a Lien under any of the Credit Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the ABL Collateral or Second Lien Collateral, as applicable, in satisfaction of a Lien;

(c) the taking of any action by any Secured Party or the exercise of any right or remedy by any Secured Party in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the ABL Collateral or Second Lien Collateral, as applicable, or the Proceeds thereof;

(d) the appointment on the application of a Secured Party, of a receiver, receiver and manager or interim receiver of all or part of the ABL Collateral or Second Lien Collateral, as applicable;

(e) the sale, lease, license, or other disposition of all or any portion of the ABL Collateral or Second Lien Collateral by private or public sale conducted by a Secured Party or any other means at the direction of a Secured Party permissible under applicable law; and

(f) the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code or under provisions of similar effect other applicable law.

For the avoidance of doubt, none of the following shall be deemed to constitute an Exercise of Secured Creditor Remedies: (i) the filing of a proof of claim in any Insolvency Proceeding or seeking adequate protection (subject to Section 6.3 below), (ii) the exercise of rights by the ABL Agents during the continuance of a Cash Dominion Event (as defined in the ABL Credit Agreement), including, without limitation, the notification of account debtors, depository institutions or any other Person to deliver proceeds of the ABL Collateral to the ABL Agents, (iii) the consent by the ABL Agents to a store closing sale, going out of business sale or other disposition by any Loan Party of any of the ABL Collateral, (iv) the reduction of advance rates or sub-limits by the ABL Agents, or (v) the imposition of Availability Reserves or Inventory Reserves (in each case as defined in the ABL Credit Agreement) by the ABL Agents.

“Existing Intercreditor Agreement” shall have the meaning assigned to that term in the recitals to this Agreement.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantor” shall mean any of the ABL Guarantors, the Second Lien Notes Guarantors, or the Second Lien Credit Agreement Guarantors, as applicable, and collectively means all of them.

“Holdings” shall have the meaning assigned to that term in the introduction to this Agreement.

“Indebtedness” shall mean (i) all obligations of a Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (ii) the maximum amount of all letters of credit, bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person; (iii) obligations of such Person under any Swap Contract; (iv) indebtedness secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, and (v) any guarantees of the foregoing.

“Insolvency Proceeding” shall mean (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case covered by clauses (a) and (b) undertaken under any Debtor Relief Laws.

“Lender(s)” means individually, the ABL Lenders, the Noteholders, or the Second Lien Lenders, and collectively means all of the ABL Lenders, the Noteholders, and the Second Lien Lenders.

“Lien” shall mean, with respect to any asset, any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, collateral assignment, charge or security interest in, on or of such asset.

“Lien Priority” shall mean with respect to any Lien of the ABL Secured Parties or the Second Lien Secured Parties in the Collateral, the order of priority of such Lien as specified in Section 2.1.

“Loan Parties” shall mean the ABL Loan Parties and the Second Lien Loan Parties.

“New Noteholders” shall have the meaning assigned to that term in the introduction to this Agreement.

“New Second Lien Notes” shall have the meaning assigned to that term in the recitals to this Agreement.

“New Second Lien Notes Indenture” shall have the meaning assigned to that term in the recitals to this Agreement and, subject to the terms of Section 5.2(c), shall include any other agreement extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the Second Lien Obligations thereunder, whether by the same or any other agent, lender or group of lenders.

“New Trustee” shall have the meaning assigned to that term in the recitals to this Agreement.

“Noteholders” shall have the meaning assigned to that term in the introduction to this Agreement.

“Notes” shall mean the Original Second Lien Notes and the New Second Lien Notes, or any of them.

“Original Noteholders” shall have the meaning assigned to that term in the introduction to this Agreement.

“Original Second Lien Notes” shall have the meaning assigned to that term in the recitals to this Agreement.

“Original Second Lien Notes Indenture” shall have the meaning assigned to that term in the recitals to this Agreement and, subject to the terms of Section 5.2(c), shall include any other agreement extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the Second Lien Obligations thereunder.

“Original Trustee” shall have the meaning assigned to that term in the recitals to this Agreement.

“Party” shall mean the ABL Agents or the Second Lien Agent, and “Parties” shall mean both the ABL Agents and the Second Lien Agent.

“Person” shall mean an individual, partnership, corporation, limited liability company, unlimited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Proceeds” shall mean (a) all “proceeds,” as defined in Article 9 of the Uniform Commercial Code, with respect to the Collateral, and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Second Lien Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor thereto.

“Second Lien Collateral” shall mean all “Collateral”, as defined in the Second Lien Security Agreement, and any other asset which becomes subject to a Lien securing the Second Lien Obligations.

“Second Lien Collateral Documents” shall mean the Second Lien Security Agreement, together with all other security agreements, joinder agreements, account control agreements, freight forwarder and/or customs broker’s agreements, collateral access agreements, license agreements and other collateral documents executed and delivered in connection with the Original Second Lien Notes Indenture, the New Second Lien Notes Indenture and the Second Lien Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Second Lien Credit Agreement” shall have the meaning assigned to that term in the recitals to this Agreement and, subject to the terms of Section 5.2(c) shall include any other agreement extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the Second Lien Obligations thereunder, whether by the same or any other agent, lender or group of lenders.

“Second Lien Credit Agreement Agent” shall have the meaning assigned to that term in the recitals to this Agreement.

“Second Lien Credit Agreement Borrowers” shall have the meaning assigned to that term in the recitals to this Agreement.

“Second Lien Credit Agreement Guarantors” shall have the meaning assigned to that term in the recitals to this Agreement.

“Second Lien Credit Agreement Loan Parties” shall have the meaning assigned to that term in the recitals to this Agreement.

“Second Lien Documents” shall mean the Original Second Lien Notes Indenture, the New Second Lien Notes Indenture, the Notes, the Second Lien Credit Agreement, the Second Lien Collateral Documents, the Loan Documents (as defined in the Second Lien Credit Agreement), and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Second Lien Loan Party or any of its respective Affiliates, and delivered to the Original Trustee, the New Trustee, the Second Lien Credit Agreement Agent, or the Second Lien Agent, in connection with the Original Second Lien Notes Indenture, the New Second Lien Notes Indenture, or the Second Lien Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Second Lien Lenders” shall have the meaning assigned to that term in the introduction to this Agreement.

“Second Lien Loan Parties” shall mean the Second Lien Notes Parties and the Second Lien Credit Agreement Loan Parties.

“Second Lien Notes Guarantors” shall have the meaning assigned to that term in the recitals to this Agreement.

“Second Lien Notes Issuer” shall have the meaning assigned to that term in the recitals to this Agreement.

“Second Lien Notes Parties” shall have the meaning assigned to that term in the recitals to this Agreement.

“Second Lien Obligations” shall mean all obligations of every nature of each Second Lien Loan Party from time to time owed to the Second Lien Secured Parties or any of them, under any Second Lien Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Second Lien Loan Party, would have accrued on any Second Lien Obligation to the extent a claim is allowed against such Second Lien Loan Party for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the Second Lien Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Second Lien Recovery” shall have the meaning set forth in Section 5.3(b).

“Second Lien Secured Parties” shall mean the Second Lien Agent, the Original Trustee, the New Trustee, the Noteholders, the Second Lien Credit Agreement Agent, and the Second Lien Lenders.

“Second Lien Security Agreement” shall have the meaning assigned to that term in the recitals to this Agreement.

“Secured Parties” shall mean the ABL Secured Parties and the Second Lien Secured Parties.

“Subsidiary” shall mean with respect to any Person (the “parent”) at any date, any corporation, partnership, joint venture, limited liability company, trust, or other entity (a) of which equity interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Swap Contract” shall have the meaning provided in the ABL Credit Agreement.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided that to the extent that the Uniform Commercial Code is used to define any term in any security document and such term is defined differently in differing Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern; provided further that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, Liens of any Party is governed by the Uniform Commercial Code or foreign personal property security laws as enacted and in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” will mean the Uniform Commercial Code or such foreign personal property security laws as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

Section 1.3 Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting and shall be deemed to be followed by the phrase “without limitation,” and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation. Any reference herein to a time of day means Eastern time.

ARTICLE 2

LIEN PRIORITY

Section 2.1 Priority of Liens.

(a) Notwithstanding (i) the date, time, method, manner, or order of grant, attachment, or perfection of any Liens granted to the ABL Secured Parties in respect of all or any portion of the ABL Collateral or of any Liens granted to the Second Lien Secured Parties in respect of all or any portion of the Second Lien Collateral and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the ABL Agents for the benefit of the ABL Secured Parties in any ABL Collateral or the Second Lien Agent for the benefit of the Second Lien Secured Parties in any Second Lien Collateral, (iii) any provision of the Uniform Commercial Code, Debtor Relief Laws or any other applicable law, or of the ABL Documents or the Second Lien Documents, (iv) whether the ABL Agents or the Second Lien Agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, (v) the date on which the ABL Obligations or the Second Lien Obligations are advanced or made available to the Loan Parties, or (vi) any failure of the ABL Agents or the Second Lien Agent to perfect its Lien in the ABL Collateral or the Second Lien Collateral, as applicable, the subordination of any Lien on the ABL Collateral securing any ABL Obligations or on any Second Lien Collateral securing any Second Lien Obligations, as applicable, to any Lien securing any other obligation of any Borrower or Guarantor, or the avoidance, invalidation or lapse of any Lien on the ABL Collateral securing any ABL Obligations or on any Second Lien Collateral securing any Second Lien Obligations, the ABL Agents, on behalf of themselves and the ABL Secured Parties, and the Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, hereby agree that the following priorities apply to the Collateral:

(A) First, to the ABL Agents and the ABL Lenders to the extent of the ABL Obligations;

(B) Second, to the Second Lien Agent, the Original Trustee, the New Trustee, the Noteholders, the Second Lien Credit Agreement Agent and the Second Lien Lenders to the extent of the Second Lien Obligations.

(b) The ABL Agents, for and on behalf of themselves and the ABL Secured Parties, acknowledge and agree that the Second Lien Agent, for the benefit of itself and the Second Lien Secured Parties, has been, or may be, granted Liens upon the Second Lien Collateral and the ABL Agents hereby consent thereto. The subordination of Lien by the Second Lien Agent in favor of the ABL Agents as set forth herein shall not be deemed to subordinate the Second Lien Agent’s Liens to the Liens of any other Person.

Section 2.2 Waiver of Right to Contest Liens.

(a) The Second Lien Agent, for and on behalf of itself and the Second Lien Secured Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the ABL Agents and the ABL Secured Parties in respect of the Collateral or the provisions of this Agreement. The Second Lien Agent, for itself and on behalf of the Second Lien Secured Parties, agrees that none of the Second Lien Agent or the Second Lien Secured Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the ABL Agents or any ABL Secured Party under the ABL Documents with respect to the Collateral. The Second Lien Agent, for itself and on behalf of the Second Lien Secured Parties, hereby waives any and all rights it or the Second Lien Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the ABL Agents or any ABL Lender seeks to enforce its Liens in any Collateral. The foregoing shall not be construed to prohibit the Second Lien Agent from enforcing the provisions of this Agreement or otherwise acting in accordance with this Agreement.

(b) The ABL Agents, for and on behalf of themselves and the ABL Secured Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the Second Lien Agent or the Second Lien Secured Parties in respect of the Second Lien Collateral or the provisions of this Agreement. The foregoing shall not be construed to prohibit the ABL Agents from enforcing the provisions of this Agreement or otherwise acting in accordance with this Agreement.

Section 2.3 Remedies Standstill.

(a) The Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, agrees that, from the date hereof until the date upon which the Discharge of ABL Obligations shall have occurred, neither the Second Lien Agent nor any Second Lien Secured Party will Exercise Any Secured Creditor Remedies with respect to any of the Collateral, and will not take, receive or accept any Proceeds of Collateral. From and after the date upon which the Discharge of ABL Obligations shall have occurred, the Second Lien Agent or any Second Lien Secured Party may Exercise Any Secured Creditor Remedies under the Second Lien Documents or applicable law as to any Second Lien Collateral.

(b) Notwithstanding the provisions of Section 2.3(a) or any other provision of this Agreement, nothing contained herein shall be construed to prevent any Agent or any Secured Party from (i) filing a claim or statement of interest with respect to the ABL Obligations or Second Lien Obligations owed to it in any Insolvency Proceeding commenced by or against any Loan Party, (ii) taking any action (not adverse to the Lien Priority of the Liens of the ABL Agents or ABL Secured Parties on the Collateral or the rights of the ABL Agent or any of the ABL Secured Parties to Exercise Any Secured Creditor Remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on any ABL Collateral or Second Lien Collateral, as applicable, (iii) filing any necessary or responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of such Agent or Secured Party, (iv) voting on any plan of reorganization or filing any proof of claim in any Insolvency Proceeding of any Loan Party, or (v) objecting to the proposed retention of the Collateral by the ABL Agents or any other ABL Secured Party in full or partial satisfaction of any ABL Obligations, in each case (i) through (v) above to the extent not inconsistent with the terms of this Agreement.

(c) Each of the Second Lien Agent, each Second Lien Secured Party, the ABL Agents and each ABL Secured Party agrees (i) that it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim, in the case of the Second Lien Agent and each Second Lien Secured Party, against either the ABL Agents or any other ABL Secured Party, and in the case of the ABL Agents and each other ABL Secured Party, against either the Second Lien Agent or any other Second Lien Secured Party, seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, any action taken or omitted to be taken by such Person with respect to the ABL Collateral or Second Lien Collateral, as applicable, which is consistent with the terms of this Agreement, and none of such Parties shall be liable for any such action taken or omitted to be taken, or (ii) it will not be a petitioning creditor or otherwise assist in the filing of an involuntary Insolvency Proceeding.

Section 2.4 Release of Liens. In the event of (A) any private or public sale of all or any portion of the Collateral in connection with any Exercise of Secured Creditor Remedies by the ABL Agents or by the ABL Loan Parties with the consent of the ABL Agents, or (B) any sale, transfer or other disposition of all or any portion of the Collateral, so long as such sale, transfer or other disposition is then permitted by the ABL Documents or consented to by the requisite ABL Lenders, the Second Lien Agent agrees, on behalf of itself and the Second Lien Secured Parties that such sale, transfer or other disposition will be free and clear of the Liens, if any, on such Collateral securing the Second Lien Obligations, and the Second Lien Agent’s and the Second Lien Secured Parties’ Liens, if any, with respect to the Collateral so sold, transferred, or disposed shall terminate and be automatically released without further action concurrently with, and to the same extent as, the release of the ABL Secured Parties’ Liens on such Collateral. In furtherance of, and subject to, the foregoing, the Second Lien Agent agrees that it will promptly execute any and all Lien releases or other documents reasonably requested in writing and provided by the ABL Agents in connection therewith. The Second Lien Agent hereby appoints the ABL Agents and any officer or duly authorized person of the ABL Agents, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Second Lien Agent and in the name of the Second Lien Agent or in the ABL Agents’ own name, from time to time, in the ABL Agents’ sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver or file any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

Section 2.5 No New Liens. Until the Discharge of ABL Obligations shall have occurred, the parties hereto agree that no Second Lien Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any Second Lien Obligation which assets are not also subject to the Lien of the ABL Agents under the ABL Documents. If any Second Lien

Secured Party shall nonetheless acquire or hold any Lien on any assets of any Loan Party securing any Second Lien Obligation which assets are not also subject to the Lien of the ABL Agents under the ABL Documents, then the Second Lien Agent (or the relevant Second Lien Secured Party) shall, without the need for any further consent of any other Second Lien Secured Party or any Second Lien Loan Party and notwithstanding anything to the contrary in any other Second Lien Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of the ABL Agents as security for the ABL Obligations (subject to the terms of the ABL Credit Agreement) and shall promptly notify the ABL Agents in writing of the existence of such Lien.

Section 2.6 Waiver of Marshalling. Until the Discharge of ABL Obligations, the Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

ARTICLE 3

ACTIONS OF THE PARTIES

Section 3.1 Certain Actions Permitted. The Second Lien Agent and the ABL Agents may make such demands or file such claims in respect of the Second Lien Obligations or the ABL Obligations, as applicable, as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time.

Section 3.2 Agent for Perfection. The ABL Agents, for and on behalf of themselves and each ABL Secured Party, agree to hold all Second Lien Collateral in their possession, custody, or control (or in the possession, custody, or control of agents or bailees for either) as agent for the Second Lien Secured Parties solely for the purpose of perfecting the security interest granted to the Second Lien Agent in such Second Lien Collateral, subject to the terms and conditions of this Section 3.2.

(b) The Second Lien Agent, for and on behalf of itself and each Second Lien Secured Party, agree to hold all Collateral in their possession, custody, or control (or in the possession, custody, or control of agents or bailees for either) as agent for the ABL Secured Parties solely for the purpose of perfecting the security interest granted to the ABL Agents in such Collateral, subject to the terms and conditions of this Section 3.2.

(c) None of the ABL Agents, the ABL Secured Parties, the Second Lien Agent, or the Second Lien Secured Parties, as applicable, shall have any obligation whatsoever to the others to assure that the Collateral is genuine or owned by any Borrower, any Guarantor, or any other Person or to preserve rights or benefits of any Person. The duties or responsibilities of the ABL Agents and the Second Lien Agent under this Section 3.2 are and shall be limited solely to holding or maintaining control of the Collateral or Second Lien Collateral, as applicable, as agent for the other Party for purposes of perfecting the Lien held by the Second Lien Agent or the ABL Agents, as applicable. The ABL Agents are not and shall not be deemed to be a fiduciary of any kind for the Second Lien Secured Parties or any other Person. The Second Lien Agent is not and shall not be deemed to be a fiduciary of any kind for the ABL Secured Parties, or any other Person.

Section 3.3 Insurance. Proceeds of Collateral include insurance proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds. The ABL Agents and the Second Lien Agent shall each be named as additional insured or loss payee, as applicable, with respect to all insurance policies maintained by the Borrowers or Guarantors relating to the ABL Collateral and Second Lien Collateral, respectively. Until the Discharge of ABL Obligations, the ABL Agents shall have the sole and exclusive right, as against the Second Lien Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of any Collateral and take other such actions with respect to insurance covering the Collateral as set forth in the ABL Credit Agreement. All proceeds of such insurance shall be remitted to the ABL Agents, and the Second Lien Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1 hereof. The ABL Agents are hereby authorized to make any endorsements as agent for the Second Lien Agent or any such other Second Lien Secured Parties in accordance with the power of attorney granted pursuant to Section 2.4 above.

Section 3.4 No Additional Rights For the Loan Parties Hereunder. If any ABL Secured Party or Second Lien Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Loan Parties shall not be entitled to use such violation as a defense to any action by any ABL Secured Party or Second Lien Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any ABL Secured Party or Second Lien Secured Party.

Section 3.5 Payments Over. So long as the Discharge of ABL Obligations has not occurred, any Collateral or Proceeds thereof received by the Second Lien Agent or any Second Lien Secured Parties in connection with the exercise of any right or remedy (including set off) relating to the Collateral (or otherwise received by the Second Lien Agent in respect of all or any part of the Collateral in connection with any bankruptcy, insolvency, reorganization or similar proceeding of any Loan Party) in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the ABL Agents for the benefit of the ABL Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The ABL Agents are hereby authorized to make any such endorsements as agent for the Second Lien Agent or any such Second Lien Secured Parties. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

ARTICLE 4

APPLICATION OF PROCEEDS

Section 4.1 Application of Proceeds.

(a) Revolving Nature of ABL Obligations. The Second Lien Agent, for and on behalf of itself and the Second Lien Secured Parties, expressly acknowledges and agrees that (i) the ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the ABL Agents and the ABL Lenders will apply payments and make advances thereunder, and that no application of any Collateral or the release of any Lien by the ABL Agents upon any portion of the Collateral in connection with a permitted disposition by the ABL Loan Parties under any ABL Credit Agreement shall constitute the Exercise of Secured Creditor Remedies under this Agreement; (ii) the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the ABL Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Second Lien Secured Parties and without affecting the provisions hereof; and (iii) all Collateral received by the ABL Agents may be applied, reversed, reapplied or credited, in whole or in part, to the ABL Obligations at any time. The Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Obligations or the Second Lien Obligations, or any portion thereof.

(b) Application of Proceeds of Collateral. The ABL Agents and the Second Lien Agent hereby agree that all Collateral and all other Proceeds thereof, received by either of them in connection with any Exercise of Secured Creditor Remedies with respect to the Collateral shall be applied, first, to the payment of costs and expenses of the ABL Agents in connection with such Exercise of Secured Creditor Remedies to the extent provided in the ABL Documents,

second, to the payment of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred,

third, to the payment of the Second Lien Obligations in accordance with the Second Lien Documents until the Discharge of Second Lien Obligations shall have occurred, and fourth, the balance, if any, to the Loan Parties or as a court of competent jurisdiction may direct.

(c) Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the ABL Agents shall have no obligation or liability to the Second Lien Agent or to any Second Lien Secured Party regarding the adequacy of any Proceeds or for any action or omission, except solely for an action or omission that breaches the express obligations undertaken by each Party under the terms of this Agreement. Notwithstanding anything to the contrary herein contained, none of the Parties hereto waives any claim that it may have against a Secured Party on the grounds that any sale, transfer or other disposition by the Secured Party was not commercially reasonable in every respect as required by the Uniform Commercial Code.

(d) Turnover of Collateral. Upon the Discharge of ABL Obligations, the ABL Agents shall deliver to the Second Lien Agent or shall execute such documents as the Second Lien Agent may reasonably request (at the expense of the Second Lien Notes Issuer) to enable the Second Lien Agent to have control over any Control Collateral constituting Second Lien Collateral still in the ABL Agents’ possession, custody, or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, subject to the reinstatement provisions of Section 5.3 below.

Section 4.2 Specific Performance. Each of the ABL Agents and the Second Lien Agent is hereby authorized to demand specific performance of this Agreement, whether or not any Borrower or any Guarantor shall have complied with any of the provisions of any of the Credit Documents, at any time when the other Party shall have failed to comply with any of the provisions of this Agreement applicable to it. Each of the ABL Agents, for and on behalf of itself and the ABL Secured Parties, and the Second Lien Agent, for and on behalf of itself and the Second Lien Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

ARTICLE 5

INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS

Section 5.1 Notice of Acceptance and Other Waivers.

(a) All ABL Obligations at any time made or incurred by any Borrower or any Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, hereby waives notice of acceptance, or proof of reliance by the ABL Agents or any ABL Secured Party of this Agreement and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the ABL Obligations.

(b) None of the ABL Agents, any ABL Secured Party, or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof. If the ABL Agents or any ABL Secured Party honors (or fails to honor) a request by any Borrower for an extension of credit pursuant to any ABL Credit Agreement or any of the other ABL Documents, whether the ABL Agents or any ABL Secured Party have knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any Second Lien Document or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the ABL Agents or any ABL Secured Party otherwise should exercise any of its contractual rights or remedies under any ABL Documents (subject to the express terms and conditions hereof), neither the ABL Agents nor any ABL Secured Party shall have any liability whatsoever to the Second Lien Agent or any Second Lien Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The ABL Agents and the ABL Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under any ABL Credit Agreement and any of the other ABL Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the Second Lien Agent or any of the

Second Lien Secured Parties have in the Collateral, except as otherwise expressly set forth in this Agreement. The Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, agrees that neither the ABL Agents nor any ABL Secured Party shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the Collateral or Proceeds thereof, pursuant to the ABL Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

Section 5.2 Modifications to ABL Documents and Second Lien Documents.

(a) The Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, hereby agrees that, without affecting the obligations of the Second Lien Agent and the Second Lien Secured Parties hereunder, the ABL Agents and the ABL Secured Parties may, at any time and from time to time, in their sole discretion without the consent of or notice to the Second Lien Agent or any Second Lien Secured Party, and without incurring any liability to the Second Lien Agent or any Second Lien Secured Party or impairing or releasing the Lien Priority provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the ABL Documents in any manner whatsoever.

(b) The ABL Agents, on behalf of themselves and the ABL Secured Parties, hereby agree that, without affecting the obligations of the ABL Agents and the ABL Secured Parties hereunder, the Second Lien Agent and the Second Lien Secured Parties may, at any time and from time to time, in their sole discretion without the consent of or notice to the ABL Agents or any ABL Secured Party, and without incurring any liability to the ABL Agents or any ABL Secured Party or impairing or releasing the Lien Priority provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the Second Lien Documents in any manner whatsoever except that the following shall require the prior written consent of the ABL Agents:

(1) except as provided in Section 2.5, retain or obtain a Lien on any Property of any Person to secure any of the Second Lien Obligations; or

(2) amend the Second Lien Documents in any manner which would have the effect of contravening the terms of this Agreement or the ABL Documents.

(c) The ABL Obligations and the Second Lien Obligations may be refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required pursuant to Section 5.2(b) above or to permit the refinancing transaction under any ABL Document or any Second Lien Document) of the ABL Agents, the ABL Secured Parties, the Second Lien Agent or the Second Lien Secured Parties, as the case may be, all without affecting the Lien Priority provided for herein or the other provisions hereof, provided, however, that the holders of such refinancing Indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as the ABL Agents or the Second Lien Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the ABL Agents or the Second Lien Agent, as the case may be, and any such refinancing transaction shall be in accordance with any applicable provisions of both the ABL Documents and the Second Lien Documents (to the extent such documents survive the refinancing).

Section 5.3 Reinstatement and Continuation of Agreement.

(a) If the ABL Agents or any ABL Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Borrower, any Guarantor, or any other Person any payment made in satisfaction of all or any portion of the ABL Obligations (an “ABL Recovery”), then the ABL Obligations shall be reinstated to the extent of such ABL Recovery. If this Agreement shall have been terminated prior to such ABL Recovery, this Agreement shall be reinstated in full force and effect in the event of such ABL Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement. All rights, interests, agreements, and obligations of the ABL Agents, the Second Lien Agent, the ABL Secured Parties, and the Second Lien Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Borrower or any Guarantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Borrower or any Guarantor in respect of the ABL Obligations or the Second Lien Obligations. No priority or right of the ABL Agents or any ABL Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Borrower or any Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the ABL Documents, regardless of any knowledge thereof which the ABL Agents or any ABL Secured Party may have.

(b) If the Second Lien Agent or any Second Lien Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Borrower, any Guarantor, or any other Person any payment made in satisfaction of all or any portion of the Second Lien Obligations (a “Second Lien Recovery”), then the Second Lien Obligations shall be reinstated to the extent of such Second Lien Recovery. If this Agreement shall have been terminated prior to such Second Lien Recovery, this Agreement shall be reinstated in full force and effect in the event of such Second Lien Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement. All rights, interests, agreements, and obligations of the ABL Agents, the Second Lien Agent, the ABL Secured Parties, and the Second Lien Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Borrower or any Guarantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Borrower or any Guarantor in respect of the ABL Obligations or the Second Lien Obligations. No priority or right of the Second Lien Agent or any Second Lien Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Borrower or any Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the Second Lien Documents, regardless of any knowledge thereof which the Second Lien Agent or any Second Lien Secured Party may have.

ARTICLE 6

INSOLVENCY PROCEEDINGS

Section 6.1 DIP Financing.

(a) If any Borrower or any Guarantor shall be subject to any Insolvency Proceeding at any time prior to the Discharge of ABL Obligations, and the ABL Agents or any of the ABL Secured Parties shall seek to provide any Borrower or any Guarantor with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral constituting Collateral under Section 363 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) (each, a “DIP Financing”), with such DIP Financing to be secured by all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code would be Collateral), then the Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, agrees that it will raise no objection and will not support any objection to such DIP Financing or use of cash collateral or to the Liens securing the same on any basis, including, without limitation, on the grounds of a failure to provide “adequate protection” for the Liens of the Second Lien Agent securing the Second Lien Obligations (and will not request any adequate protection solely as a result of such DIP Financing or use of cash collateral, and will not offer or support any debtor-in-possession financing which would compete with such DIP Financing); provided that (i) the Second Lien Agent retains its Lien on the Collateral to secure the Second Lien Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the any Debtor Relief Laws), subject to the terms of this Agreement, to the Liens in favor of the ABL Secured Parties existing prior to the commencement of such Insolvency Proceeding, to any adequate protection Liens granted in favor of the ABL Obligations, and to the senior priority of the DIP Financing, (ii) all Liens on the Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the ABL Agents and the ABL Secured Parties securing the ABL Obligations on the Collateral and (iii) the foregoing provisions of this Section 6.1(a) shall not prevent the Second Lien Agent and the Second Lien Secured Parties from objecting to any provision in any DIP Financing relating to any provision or content of a plan of reorganization or other plan of similar effect under any Debtor Relief Laws.

(b) All Liens granted to the ABL Agents or the Second Lien Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the Parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.

Section 6.2 Relief From Stay. Until the Discharge of ABL Obligations has occurred, the Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Collateral without the ABL Agents’ express written consent.

Section 6.3 No Contest; Adequate Protection.

(a) The Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, agrees that, prior to the Discharge of ABL Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the ABL Agents or any ABL Secured Party for adequate protection of its interest in the Collateral, (ii) subject to Section 6.1(a) above, any proposed provision of DIP Financing by the ABL Agents and the ABL Secured Parties (or any other Person proposing to provide DIP Financing with the consent of the ABL Agents) or (iii) any objection by the ABL Agents or any ABL Secured Party to any motion, relief, action, or proceeding based on a claim by the ABL Agents or any ABL Secured Party that its interests in the Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the ABL Agents as adequate protection of its interests are subject to this Agreement.

(b) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency Proceeding, if the ABL Secured Parties (or any subset thereof) are granted adequate protection with respect to the Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Collateral), then the ABL Agents, on behalf of themselves and the ABL Secured Parties, agrees that the Second Lien Agent, on behalf of itself or any of the Second Lien Secured Parties, may seek or request (and the ABL Secured Parties will not oppose such request) adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the ABL Obligations on the same basis as the other Liens of the Second Lien Agent on Collateral.

Section 6.4 Asset Sales. The Second Lien Agent agrees, on behalf of itself and the Second Lien Secured Parties, that it will not oppose any sale consented to by the ABL Agents of any Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) so long as the Liens of the Parties attach to the proceeds of such sale consistent with the Lien Priority set forth herein on the assets sold and such proceeds are otherwise applied in accordance with this Agreement.

Section 6.5 Separate Grants of Security and Separate Classification. Each Second Lien Secured Party and each ABL Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the ABL Obligations and must be separately classified in any plan of reorganization (or other plan of similar effect under any Debtor Relief Laws) proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and the Second Lien Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Lien Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligation claims and Second Lien Obligation claims against the Loan Parties, with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties), the ABL Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest that is available from the Collateral before any distribution is made in respect of the claims held by the

Second Lien Secured Parties from such Collateral, with the Second Lien Secured Parties hereby acknowledging and agreeing to turn over to ABL Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

Section 6.6 Enforceability. The provisions of this Agreement are intended to be and shall be enforceable under Section 510(a) of the Bankruptcy Code.

Section 6.7 ABL Obligations Unconditional. All rights of the ABL Agents hereunder, and all agreements and obligations of the Second Lien Agent and the Loan Parties (to the extent applicable) hereunder, shall, except as otherwise specifically provided herein, remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any ABL Document;

(ii) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the ABL Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any ABL Document;

(iii) any exchange, release, voiding, avoidance or non perfection of any security interest in any Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the ABL Obligations or any guarantee or guaranty thereof; or

(iv) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the ABL Obligations, or of any of the Second Lien Agent or any Loan Party, to the extent applicable, in respect of this Agreement.

Section 6.8 Second Lien Obligations Unconditional. All rights of the Second Lien Agent hereunder, all agreements and obligations of the ABL Agents and the Loan Parties (to the extent applicable) hereunder, shall, except as otherwise specifically provided herein, remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any Second Lien Document;

(ii) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Second Lien Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Second Lien Document (but solely to the extent permitted pursuant to Section 5.2(b) above);

(iii) any exchange, release, voiding, avoidance or non perfection of any security interest in any Collateral, or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the Second Lien Obligations or any guarantee or guaranty thereof; or

(iv) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Second Lien Obligations, or of any of the ABL Agents or any Loan Party, to the extent applicable, in respect of this Agreement.

ARTICLE 7

MISCELLANEOUS

Section 7.1 Rights of Subrogation. The Second Lien Agent, for and on behalf of itself and the Second Lien Secured Parties, agrees that no payment to the ABL Agents or any ABL Secured Party pursuant to the provisions of this Agreement shall entitle the Second Lien Agent or any Second Lien Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of ABL Obligations.

Section 7.2 Further Assurances. The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that either Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the ABL Agents or the Second Lien Agent to exercise and enforce their rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.2.

Section 7.3 Representations. The Second Lien Agent represents and warrants to the ABL Agents, that it has entered into this Agreement pursuant to the provisions of the applicable Second Lien Documents and the directions of the Second Lien Loan Parties, the Noteholders, the Original Trustee, the New Trustee, the Second Lien Lenders and the Second Lien Credit Agreement Agent as stated therein, that it has the requisite power and authority under the Second Lien Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Second Lien Secured Parties and that this Agreement shall be binding obligations of the Second Lien Agent and the Second Lien Secured Parties, enforceable against the Second Lien Agent and the Second Lien Secured Parties in accordance with its terms (it being understood that such representation as it relates to the Noteholders or the Second Lien Lenders is made based solely on the representation made by the Noteholders or the Second Lien Lenders, as applicable, pursuant to the express terms of the applicable Second Lien Documents). The ABL Agents represent and warrant to the Second Lien Agent that they have the requisite power and authority under the ABL Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of themselves and the ABL Secured Parties and that this Agreement shall be binding obligations of the ABL Agents and the ABL Secured Parties, enforceable against the ABL Agents and the ABL Secured Parties in accordance with its terms.

Section 7.4 Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party hereto shall be effective unless it is in a written agreement executed by the Second Lien Agent and the ABL Agents and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 7.5 Addresses for Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or three (3) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Loan Parties:	Sears Holdings Corporation
3333 Beverly Road
Hoffman Estates, Illinois 60179
Facsimile: (847) 286-2055
Attention: Treasurer

With a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Facsimile: (212) 403-2000
Attention: Joshua A. Feltman

ABL Agents:	Bank of America, N.A.
100 Federal Street
Boston, Massachusetts 02109
Attention: Stephen J. Garvin

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive, Suite 2700
Chicago, IL, 60606
Attention: Seth Jacobson
Fax: 312-407-8511

and:

Wells Fargo Bank, National Association
One Boston Place, 19th Floor
Boston, Massachusetts 02108
Attention: Joseph Burt

With a copy to:

Choate, Hall & Stewart LLP
Two International Place
Boston, Massachusetts 02110
Attention: Kevin J. Simard

Second Lien Agent:	Wilmington Trust, National Association
Corporate Capital Markets
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Telephone: 612-217-5667
Facsimile: 612-217-5651
Attention: Sears Holdings Corp. Administrator

Section 7.6 No Waiver; Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.7 Continuing Agreement, Transfer of Secured Obligations. This Agreement is a continuing agreement and shall (a) remain in full force and effect until the earlier of the Discharge of ABL Obligations (subject to Section 4.1(d)) or the Discharge of Second Lien Obligations, (b) be binding upon the Parties and their successors and assigns, and (c) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns. Nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral. All references to any Loan Party shall include any Loan Party as debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding. Without limiting the generality of the foregoing clause (c), the ABL Agents, any ABL Secured Party, the Second Lien Agent, or any Second Lien Secured Party may assign or otherwise transfer all or any portion of the ABL Obligations or the Second Lien Obligations, as applicable, to any other Person that is permitted to be an assignee pursuant to the applicable credit documents (it being acknowledged that the ABL Obligations or the Second Lien Obligations may not be assigned in whole or in part to any Borrower, any Guarantor or any Affiliate of any Borrower or any Guarantor or any Subsidiary of any Borrower or any Guarantor, or to any other Person, in each case that is not permitted under the terms of the applicable credit documents to hold such ABL obligations or Second Lien Obligations), and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the ABL Agents, the Second Lien Agent, any ABL Secured Party, or any Second Lien Secured Party, as the case may be, herein or otherwise. The

ABL Secured Parties and the Second Lien Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide Indebtedness to, or for the benefit of, any Loan Party on the faith hereof.

Section 7.8 Governing Law; Entire Agreement. The validity, performance, and enforcement of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the applicable of the law of another jurisdiction would be required thereby. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 7.9 Counterparts. This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e. “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7.10 No Third Party Beneficiaries. This Agreement is solely for the benefit of the ABL Agents, ABL Secured Parties, Second Lien Agent and Second Lien Secured Parties. No other Person (including any Borrower, any Guarantor or any Affiliate of any Borrower or any Guarantor, or any Subsidiary of any Borrower or any Guarantor) shall be deemed to be a third party beneficiary of this Agreement.

Section 7.11 Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 7.12 Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or the application of Proceeds and other priorities set forth in this Agreement.

Section 7.13 Attorneys’ Fees. The Parties agree that if any dispute, arbitration, litigation, or other proceeding is brought with respect to the enforcement of this Agreement or any provision hereof, the prevailing party in such dispute, arbitration, litigation, or other proceeding shall be entitled to recover its reasonable attorneys’ fees and all other costs and expenses incurred in the enforcement of this Agreement, irrespective of whether suit is brought.

Section 7.14 VENUE; JURY TRIAL WAIVER.

(a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF

OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY ABL SECURED PARTY OR ANY SECOND LIEN SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY SECOND LIEN DOCUMENTS, OR ANY ABL DOCUMENTS AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.5. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 7.15 Intercreditor Agreement. This Agreement is the Intercreditor Agreement or the Existing Intercreditor Agreement, as applicable, referred to in the ABL Credit Agreement, the Second Lien Credit Agreement, the Original Second Lien Notes Indenture and the New Second Lien Notes Indenture. Nothing in this Agreement shall be deemed to subordinate the obligations due to (i) any ABL Secured Party to the obligations due to any Second Lien Secured Party or (ii) any Second Lien Secured Party to the obligations due to any ABL Secured Party (in each case, whether before or after the occurrence of an Insolvency Proceeding), it being the intent of the Parties that this Agreement shall effectuate a subordination of Liens but not a subordination of Indebtedness.

Section 7.16 No Warranties or Liability. The Second Lien Agent and the ABL Agents acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Document or any Second Lien Document. Except as otherwise provided in this Agreement, the Second Lien Agent and the ABL Agents will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

Section 7.17 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document or any Second Lien Document, the provisions of this Agreement shall govern.

Section 7.18 Information Concerning Financial Condition of the Loan Parties. Each of the Second Lien Agent and the ABL Agents hereby assumes responsibility for keeping itself informed of the financial condition of the Loan Parties and all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Second Lien Obligations. The Second Lien Agent and the ABL Agents hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Second Lien Agent or the ABL Agents, in their sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, (a) they shall be under no obligation (i) to provide any such information to such other party or any other party on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information, (b) they make no representation as to the accuracy or completeness of any such information and shall not be liable for any information contained therein, and (c) the Party receiving such information hereby agrees to hold the other providing Party harmless from any action the receiving Party may take or conclusion the receiving Party may reach or draw from any such information, as well as from and against any and all losses, claims, damages, liabilities, and expenses to which such receiving Party may become subject arising out of or in connection with the use of such information.

(b) The Loan Parties agree that any information provided to the ABL Agents, the Second Lien Agent, any ABL Secured Party or any Second Lien Secured Party may be shared by such Person with any ABL Secured Party, any Second Lien Secured Party, the ABL Agents or the Second Lien Agent notwithstanding a request or demand by such Loan Party that such information be kept confidential; provided that such information shall otherwise be subject to the respective confidentiality provisions in the ABL Credit Agreement, the Second Lien Credit Agreement, the Original Second Lien Notes Indenture and the New Second Lien Notes Indenture, as applicable.

Section 7.19 Concerning the Second Lien Agent.

Notwithstanding any term herein to the contrary, it is hereby expressly agreed and acknowledged that the agreements set forth herein by the Second Lien Agent are made solely in its capacity as collateral agent under the Original Second Lien Notes Indenture, the New Second Lien Notes Indenture and the Second Lien Security Agreement and related Second Lien Documents pursuant to the provisions of the Second Lien Documents and the directions of the Second Lien Loan Parties and the Second Lien Secured Parties, as stated therein, and not in its individual capacity. The Second Lien Agent shall not have any duties, obligations, or responsibilities under this Agreement except as expressly set forth herein, and shall have the benefit of all exculpatory provisions, presumptions, indemnities, protections, benefits, immunities or reliance rights contained in the Second Lien Documents in the acceptance, execution, delivery and performance of this Agreement as though fully set forth herein.

Section 7.20 Amendment and Restatement.

Effective upon the execution and delivery of this Agreement, the terms and provisions of the Existing Intercreditor Agreement shall be and hereby are amended, restated, and superseded in their entirety by the terms and provisions of this Agreement. Each of the Loan Parties, the ABL Agents, the Second Lien Agent, the ABL Secured Parties and the Second Lien Secured Parties hereby confirms and agrees that all references in any of the ABL Documents or the Second Lien Documents to “the Intercreditor Agreement”, “thereto”, “thereof”, “thereunder”, “therein”, or words of like import referring to the Existing Intercreditor Agreement shall mean this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the ABL Agents, for and on behalf of themselves and the ABL Lenders, and the Second Lien Agent, for and on behalf of itself, the Noteholders, the Second Lien Lenders and their applicable agents and trustees, have caused this Agreement to be duly executed and delivered as of the date first above written.

BANK OF AMERICA, N.A., in its capacity as an ABL Agent

By:	/s/ Brian Lindblom
Name: Brian Lindblom
Title: Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as an ABL Agent

By:	/s/ Joseph Burt
Name: Joseph Burt
Title: Director

WILMINGTON TRUST, NATIONAL ASSOCIATION, in its capacity as the Second Lien Agent

By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title: Vice President

Signature Page to Intercreditor Agreement

ACKNOWLEDGMENT

Each Borrower and each Guarantor hereby acknowledges that it has received a copy of this Agreement and consents thereto, agrees to recognize all rights granted thereby to the ABL Agents and the Second Lien Agent, and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Agreement. Each Borrower and each Guarantor further acknowledges and agrees that it is not an intended beneficiary or third party beneficiary under this Agreement and (i) as between the ABL Secured Parties and the ABL Loan Parties, the ABL Documents remain in full force and effect as written and are in no way modified hereby, and (ii) as between the Second Lien Secured Parties and the Second Lien Loan Parties, the applicable Second Lien Documents remain in full force and effect as written and are in no way modified hereby.

SEARS ROEBUCK ACCEPTANCE CORP., as ABL Borrower, Second Lien Credit Agreement Borrower and Guarantor

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Vice President, Finance

KMART CORPORATION, as ABL Borrower, Second Lien Credit Agreement Borrower and Guarantor

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Chief Financial Officer

SEARS HOLDINGS CORPORATION, as Second Lien Notes Issuer and Guarantor

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Chief Financial Officer

Acknowledgement — Intercreditor Agreement

CALIFORNIA BUILDER APPLIANCES, INC.
FLORIDA BUILDER APPLIANCES, INC.
KMART HOLDING CORPORATION
KMART OPERATIONS LLC
SEARS OPERATIONS LLC
SEARS, ROEBUCK AND CO.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer

SEARS HOLDINGS MANAGEMENT CORPORATION
SEARS HOME IMPROVEMENT PRODUCTS, INC.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer

Acknowledgement — Intercreditor Agreement

A&E FACTORY SERVICE, LLC
A&E HOME DELIVERY, LLC
A&E LAWN & GARDEN, LLC
A&E SIGNATURE SERVICE, LLC
KLC, INC.
KMART OF MICHIGAN, INC.
PRIVATE BRANDS, LTD.
SEARS BRANDS MANAGEMENT CORPORATION
SEARS PROTECTION COMPANY
SEARS PROTECTION COMPANY (FLORIDA), L.L.C.
SEARS, ROEBUCK DE PUERTO RICO, INC.
SOE, INC.
STARWEST, LLC

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President

KMART.COM LLC

By: Bluelight.com, Inc., its Member

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President

KMART OF WASHINGTON LLC
KMART STORES OF ILLINOIS LLC
KMART STORES OF TEXAS LLC
MYGOFER LLC

By: Kmart Corporation, its Member

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer

Acknowledgement — Intercreditor Agreement